UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 25, 2024

Mediaco Holding Inc.
(Exact Name of Registrant as Specified in Its Charter)

001-39029
(Commission File Number)

Indiana	84-2427771
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

395 HUDSON ST, FLOOR 7
NEW YORK, New York 10014
(Address of principal executive offices, including zip code)

(212) 229-9797
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MDIA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 25, 2024, Ann C. Beemish, the Chief Financial Officer of MediaCo Holding Inc. (the “Company”), resigned as an officer of the Company, effective September 30, 2024.
On September 26, 2024, the Board of Directors (the “Board”) of the Company appointed Debra DeFelice, age 55, as the Company’s Chief Financial Officer and Treasurer. Ms. DeFelice has served as the Company’s SVP of Finance & Assistant Treasurer/EVP Radio Finance since April 2021. Prior to joining the Company, Ms. DeFelice served as corporate controller at Artisanal Brewing Ventures. Prior to joining Artisanal Brewing Ventures, Ms. DeFelice served as corporate controller at HEPACO, LLC, an environmental cleanup services company. Prior to joining HEPACO, LLC, Ms. DeFelice served as Division Controller/Director of Finance at ATI Specialty Materials, a producer of military-grade titanium, specialty steels and other metals. Ms. DeFelice holds a BS from Binghamton University and an MBA from East Carolina University. Ms. DeFelice is also a Certified Public Accountant (“CPA”).
In connection with Ms. DeFelice’s appointment, the Company entered into an offer letter with Ms. DeFelice (the “DeFelice Offer Letter”) setting forth the terms and conditions of her service as the Company’s Chief Financial officer. On September 26, 2024, the Board, based on the recommendation of the Compensation Committee of the Board (the “Committee”), approved the following actions regarding Ms. DeFelice’s compensation:
•	a base annual salary of $450,000;
•	annual cash incentive compensation in a target amount of $225,000, with achievement determined based on the discretion of the Company;
•	a one-time, non-recurring bonus of $75,000, payable in the first quarter of 2025;
•
an equity grant, to be made promptly after the approval by the Company’s stockholders of a new equity incentive plan, with a  value of $1,000,000, of which 50% shall vest ratably over a period of three years after the date of the grant, and 50% shall vest based on performance, as determined by the Committee in its sole discretion; and

•
severance arrangements providing for a severance, in the event that Ms. DeFelice is terminated by the Company without cause (as determined by the Company in its sole discretion), equal to six months of Ms. DeFelice’s base salary.

There are no family relationships between Ms. DeFelice and any director or executive officer of the Company subject to disclosure under Item 401(d) of Regulation S-K, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On September 26, 2024, Kudjo Sogadzi, the President of the Company, resigned as an officer of the Company, effective on such date. Jacqueline Hernández, the Company’s interim Chief Executive Officer, was elected to also serve as interim President as of such date.
Item 9.01                                        Financial Statements and Exhibits.
(d) Exhibits.
Exhibit	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIACO HOLDING INC.

Date: September 26, 2024	By:	/s/ Jacqueline Hernández
Name: Jacqueline Hernández Title: Interim Chief Executive Officer Interim President